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[SUTHERLAND ASBILL & BRENNAN LLP]


                                          April 24, 2001


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:      Farm Bureau Life Annuity Account (File No. 333-67538)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Experts" in the prospectus filed as part of Post-Effective Amendment Number 10 to the registration statement on Form S-6 for Farm Bureau Life Variable Account (File No. 333-67538). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Sincerely,

                                         SUTHERLAND ASBILL & BRENNAN LLP




                                         By:  /s/ STEPHEN E. ROTH
                                            -----------------------
                                              Stephen E. Roth, Esq.